UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             NEW TECH VENTURES, INC.
                 (Name of small business issuer in our charter)


           Delaware                                     6770                               13-4082874
           --------                                     ----                               ----------
  (State of other jurisdiction               (Primary Standard Industrial                (IRS Employer
of incorporation or organization)            Incorporation or organization           Identification Number)
                                                  Identification Number)


       1501 Broadway, Suite 1807, New York, New York 10036 (212) 768-2583
         (Address and telephone number of principal executive offices)

       Sierchio & Albert, P.C., 150 E 58th St., New York, New York 10155,

                                 (212) 446-9500
           (Name, address, and telephone number of agent for service)

     Approximate date of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting under said Section 8(a), may determine.


If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 426(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 426(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check following box. [ ]


                                 CALCULATION OF REGISTRATION FEE
==========================================================================================================
Title of Each Class of          Amount Being      Price          Maximum           Registration Fee(1)
Securities Being                Registered        Per            Aggregate
Registered                                        Share          Price
----------------------------------------------------------------------------------------------------------
Shares of common stock          4,000,000         $0.03          $120,000          $33.36
----------------------------------------------------------------------------------------------------------
TOTAL                           4,000,000         $0.03          $120,000          $33.36
==========================================================================================================


(1) Estimated for purposes of computing the registration fee under Rule 457.

                             NEW TECH VENTURES, INC.

                       INITIAL PUBLIC OFFERING PROSPECTUS

                                ----------------
           4,000,000 shares of common stock offered at $0.03 per share



     We are a "blank check" company, organized for the purpose of acquiring as yet an unidentified business or asset.

     We are offering for sale 4,000,000 shares of our common stock, at a purchase price of $0.03 per share. The minimum number of shares that you may purchase is 1,000. The shares will be sold exclusively by us on a best-efforts basis for a period of one hundred eighty days, which may be extended an additional thirty days. We will not use the services of an underwriter or broker/dealer to complete our offering. There is no minimum number of shares that we are required to sell in order to complete our offering. This means that if you purchase shares, your funds will not be returned to you if we do not sell all 4,000,000 shares that we are offering.

     We are offering the shares subject to the conditions imposed on us by Rule
419. Rule 419 requires that the proceeds from the sale of the shares and the shares sold be placed in an escrow account until we complete an acquisition meeting the requirements of Rule 419. Please refer to the "Plan of Distribution," and "The Offering" on pages 27 and 18 respectively of this Prospectus.


     No public market currently exists for shares of our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell the shares you purchase.


     The purchase of shares is a highly risky investment. We have described these risks under the caption "Risk Factors" beginning on page 7.


     None of the Securities and Exchange Commission, any state securities commission, or any other government agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                       Offering Information
                                                       ---------------------
                                                       Per Share       Total
                                                       ---------       -----
Initial public offering price.....................       $ .03      $120,000.00
Estimated offering expenses (1)...................       $.007      $ 29,435.00
Net offering proceeds to the Company..............       $.023      $ 90,565.00

(1) All offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $29,435 will be paid from our existing working capital.

                       This Prospectus is dated _________.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
PROHIBITION AGAINST SELLING SHARES HELD IN ESCROW......................    4
NO MARKET FOR THE SHARES...............................................    4
STATE AND LOCAL SECURITIES LAWS AND REGULATIONS........................    4
PROSPECTUS SUMMARY.....................................................    6
RISK FACTORS...........................................................    7
DILUTION...............................................................   14
USE OF PROCEEDS........................................................   15
CAPITALIZATION.........................................................   15
PROPOSED BUSINESS......................................................   16
PLAN OF OPERATION......................................................   21
RELATED PARTY TRANSACTIONS.............................................   22
DESCRIPTION OF SECURITIES..............................................   22
MANAGEMENT.............................................................   23
PRINCIPAL SHAREHOLDERS.................................................   26
MARKET FOR OUR COMMON STOCK............................................   27
REPORTS TO SHAREHOLDERS................................................   27
PLAN OF DISTRIBUTION...................................................   27
ADDITIONAL INFORMATION.................................................   29
LEGAL PROCEEDINGS......................................................   29
LEGAL MATTERS..........................................................   29
INTEREST OF NAMED COUNSEL..............................................   30
FINANCIAL STATEMENTS...................................................   31

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, that information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which an offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date of this prospectus; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.


     Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus.

                PROHIBITION AGAINST SELLING SHARES HELD IN ESCROW

     Rule 15g-8 of the Exchange Act of 1934 makes it unlawful for any person to sell or offer to sell the shares (or any interest in or related to the shares) held in the escrow account. Accordingly, you are prohibited from making any arrangements to sell the shares until they are released from the escrow account.


                            NO MARKET FOR THE SHARES


     There is no public market for the shares. Rule 15g-8 prohibits any trading in the shares (or any interest in or related to the shares) while they are held in the escrow account. There can be no assurance that any trading market in the shares will develop after they are released from the escrow account or if it does develop, that it will be sustained. We have no present plans, proposals, arrangements or understandings with any person with regard to the development of a trading market for the shares.

                 STATE AND LOCAL SECURITIES LAWS AND REGULATIONS


     This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the shares offered by us in any jurisdiction or to any person to which it is unlawful to make such an offer or solicitation.

     In the United States, we will offer and sell shares only in New York and Florida.

     We filed a form M-11 with the State of New York registering the shares for offer and sale in New York.

     In Florida the shares will be offered and sold under the exemption from registration afforded us by section 517.061(11)(a) of the Florida Securities Act.

     If you reside in the State of Florida, you should note that the shares have not been registered under the Florida Securities Act and are being offered under the exemption from registration afforded by Section 517.061(11)(a) of the Florida Securities Act and Investor Protection Act.

     Under Florida law, in the event that sales are made to five (5) or more persons in the State of Florida under the exemption for limited offers of sales of securities set forth in Section 517.061(11)(a) of the Florida Securities Act and Investor Protection Act, any sale of shares in Florida made under this section is voidable by the purchaser in that sale either (i) within three (3) days after the first offer of payment is made by a purchaser to us, our agent, or our escrow agent or (ii) within three (3) days after the availability of such privilege is communicated to the purchaser, whichever occurs later. To accomplish this, it is sufficient for a Florida investor to send a letter or telegram to us within the three (3) day period stating that it is voiding and rescinding the purchase. If an investor sends such a letter, it is prudent to do so by certified mail, return receipt requested, to insure that the letter is received and to evidence the time of mailing.

     We will offer shares in St. Kitts and Nevis, and the British West Indies. These offers will be subject to both St. Kitts and Nevis Companies Act with which we believe this offering complies.

     The shares offered by us are subject to prior sale, acceptance of an offer to purchase, withdrawal, cancellation or modification of the offer, without notice. We reserve the right to reject any offer, in whole or in part, for the purchase of any of the shares.

                               PROSPECTUS SUMMARY


     This is a summary of the more detailed information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before deciding to purchase the shares. Therefore, you should read this entire prospectus carefully.


The Company


     We were organized on April 21, 1999, under the laws of the State of Delaware, for the purpose of acquiring or merging with a business, asset or company which we have yet to identify. We refer to this business, company or asset as a "target business." None of our officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction.

Principal Office

     We maintain our principal office at 1501 Broadway, Suite 1807, New York, New York 10036. Our phone and facsimile numbers are (212) 768-2383 and (212) 768-3036.


The Offering


Securities offered.............................. 4,000,000   shares   of  common
                                                 stock,  $.001 par value,  being
                                                 offered  at  $0.03  per  share.
                                                 (Please  refer to  "Description
                                                 Securities" on page 22.)

Common stock outstanding
prior to the offering........................... 1,010,000 shares.

Common stock to be
outstanding after the offering
(assuming the maximum number
of shares offered are sold)..................... 5,010,000 shares.


Offering Conducted in Compliance with Rule 419


     We are a blank check company, and consequently this offering is being conducted in compliance with Rule 419. Rule 419 imposes conditions on our ability to offer shares which afford you certain rights and substantive protection provided by that rule. Please refer to "The Offering" on page 18.

Risk Factors


     The purchase of the shares is speculative and involves a high degree of risk. The shares should be purchased by you only if you can afford to lose your entire investment. Please refer to "Risk Factors" on page 7.


Determination Of Offering Price


     The offering price of $0.03 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Please refer to "Proposed Business - The Offering" on page 18.




Use of Proceeds


     Of the offering proceeds deposited into the escrow account, 10% will be released to us prior to a reconfirmation offering in which you reconfirm your investment in accordance with procedures required by Rule 419. These funds will be used, if necessary, to defray our operating costs pending our acquisition of a target business. The balance of the funds, if any, will remain in the escrow account to be maintained by our escrow agent until an acquisition is completed under the guidelines contained in Rule 419. We intend to apply the balance of the deposited funds, when available, to the payment of the costs and expenses incurred by us in connection with the acquisition of a target business and in complying with the requirements of Rule 419. Please refer to "Use of Proceeds" on page 15.


Transfer Agent

     StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania, will act as the Company's transfer agent.

Escrow Agent

     Firstrust Savings Bank, 1931 Cottman Avenue, Philadelphia, PA 19111 will act as Escrow Agent.



                                  RISK FACTORS


     There is a high degree of risk is associated with an investment in the shares. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this Prospectus before acquiring the shares.

We have a limited operating history.

     We were only recently organized and have no operating history. We, therefore, must be considered promotional and in our early formative and development stage. There is nothing at this time upon which to base an assumption that our business plan will be successful, and there is no assurance that we or any business that we may purchase will be able to operate profitably. We have limited resources and have had no revenue to date.

Our management has limited experience in effecting business mergers and acquisitions.

     Although our management has general business experience, you should be aware that our management has limited experience in connection with business acquisitions and does not have, nor does it presently intend to enter into, any contracts or agreements with any consultants or advisors with respect to its proposed business activities.

We anticipate change in our control and in our management.

     We anticipate that upon completion of the acquisition of a target business we will no longer be controlled by the current shareholders and those shareholders who purchase the shares in the offering but by the shareholders of the target business who will be issued shares in connection with the acquisition. In addition, existing management and directors may resign. We cannot assure you of the experience or qualifications of the new management either in the operation of our activities or in the operation of the business, assets or property acquired.

We have not identified a potential target business.

     As of the date of this prospectus, we have not entered into or negotiated any arrangements for the acquisition of a target business. Since we have not yet attempted to seek a target business, and given our lack of experience, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.

You will not have access to your funds while held in escrow.

     You will be offered the return of your proportionate portion of the funds held in the escrow account only upon the reconfirmation offering required to be conducted upon the execution of an agreement to acquire a target business meeting the requirements of Rule 419. If we are unable to locate a target business which meets the Rule 419 acquisition criteria, you will have to wait 18 months from the date of this prospectus before your funds (less any permitted deductions) are returned to you.

You may not transfer or sell the shares while held in the escrow account.

     While held in the escrow account, no transfer or other disposition of the shares is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, Title 7 of the

Employee Retirement Income Security Act, or the related rules. Therefore, any and all contracts for sale to be satisfied by delivery of the shares and sales of derivative securities to be settled by delivery of the shares are prohibited. You are further prohibited from selling any interest in the shares or any derivative securities whether or not physical delivery is required.

Even if you reconfirm you investment, failure of sufficient number of investors to reconfirm their investment will result in your shares being returned to us and the purchase proceeds (less 10%) being returned to you.

     If, after completion of the reconfirmation offering, a sufficient number of investors (representing 80% of the maximum offering proceeds) do not reconfirm their investment, the business combination will not be completed. In that event, all of the shares held in escrow will be returned to us for cancellation and the funds (less any permitted deductions) will be returned to you on a proportionate basis.

Conflicts of interest may arise as a result of Mr. Maxwell serving as an officer or director of other blank check companies.

     Conflicts with other blank check companies with which Mr. Maxwell is currently or, in the future may become affiliated, may arise. To aid in the resolution of these potential conflicts, we will adopt the following procedure:
All target businesses will first be presented to us and any other companies affiliated with us that intend to file a registration statement under the Securities Act based upon the effective date of each such registration statement. If there are no other companies that have filed or will file such registration statements, then based upon the time and date on which the companies were formed.

     In addition, Mr. Maxwell is or may become, in his individual capacity, an officer, director, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Presently, Mr. Maxwell is engaged in other business activities. Accordingly, the amount of time he will devote to our business will only be about 5 to 20 hours per month. There exist potential conflicts of interest including allocation of time between us and his other business interests.

It is not likely that we will be able to complete more than one acquisition.

     In the event we are successful in identifying and evaluating a suitable target business, we will in all likelihood, be required to issue our common stock in connection with our acquisition. Inasmuch as our capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, we will in all likelihood only negotiate one acquisition or merger. Consequently, our lack of diversification may subject us to economic fluctuation within a particular industry in which a target business conducts business.

There are limitations on the resale of shares once released from the escrow account imposed by local laws and regulations.

     In the United States, upon release from escrow, the shares may be sold in the States of New York and the Florida only, until a resale exemption is available in other states. We will require an opinion of counsel that any requested transfer is in full compliance with all federal and state securities law. Resale of the shares sold in British West Indies and St. Kitts will be subject to their respective Companies Acts with which we believe we comply.



An acquisition of a target business may result in a taxable event.

     In the course of any acquisition or merger which we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the target business. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the target business, the business combination might not meet the statutory requirements of a reorganization or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

We may receive only nominal proceeds in the offering which would significantly restrict our operations

     As the offering is on a best-efforts basis, it is possible that no or nominal shares will be sold and proceeds received. Thus, although we anticipate having sufficient working capital following the consummation of the offering to satisfy our operating expenses for a period of at least 18 months, there is no assurance that the net proceeds from the offering will be sufficient to allow us to fully implement our business plans. If we receive no proceeds, we will not close the offering.

We face competition from a number of blank check companies, most of which do not need to comply with the onerous requirements of the Rule 419.

     There are numerous firms which are larger than us, and which are also seeking to effect business acquisitions similar to those contemplated by us. These firms may be in a better position to finance any subsidiaries and to offer incentives to management to run the subsidiaries and to supervise them. We believe that most of these companies do not need to comply with the requirements of Rule 419 and accordingly will have distinct advantage over us in completing an acquisition. We anticipate encountering intense competition in the organizing or purchasing of businesses which we hope may prove to be profitable.

The market price, if any, of the shares may be adversely affected by potential future Rule 144 sales.

     There are 1,010,000 shares presently issued and outstanding, none of which are being registered under this registration statement. These shares are "restricted securities" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 of the Securities Act, or based on a registration statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to 1% of our outstanding common stock every 3 months. Rule 144 also permits, under some circumstances, the sale of shares by a person who is not an affiliate of ours and who has satisfied a 2 three year holding period without any quantity limitation and whether or not there is adequate current public information available. Investors should be aware that sales under Rule 144, or based on a registration statement filed under the Securities Act, may have a depressive effect on the market price of our common stock in any market that may develop for our shares. The one year hold period on the 1,010,000 shares currently outstanding will expire on April 23, 2000.

    By letter dated January 21, 2000 in response to a request for "guidance" by the NASD, the staff of the Securities and Exchange Commission stated that "promoters and affiliates" of a blank check company and their transferees both before and after a business combination will be deemed underwriters and accordingly may sell their shares only based on an effective registration statement. We and our counsel do not fully understand what the import of the January 21, 2000 letter may be. On its face, it appears to be a unilateral effort to effect a change to Rule 144 and long standing precedent without the benefit of the long established rule making process. Moreover, the determination of whether any individual person is an underwriter is based on fact. To declare, as Mr. Richard Wulff has done on behalf of the Division of Corporate Finance, a universal truth that the affiliates and promoters of a blank check company are and always will be underwriters without a review and analysis of the pertinent facts is a conclusion that runs against established legal precedent.

     Accordingly, from your perspective, in reaching an investment decision you should certainly take into account the distinct possibility that the 1,010,000 shares, notwithstanding Mr. Wulff's letter, may be sold and the consequent depressant effect on the market price, if any, on the shares, at such time.

     We cannot predict the effect that sales of shares or the availability of shares for sale will have on the any market price that may exist for our common stock after completion of the offering. We do know that, all other things being equal, sales of substantial amounts of our common stock in the public market could drive down our stock price.

We may issue additional shares which will reduce your percentage of ownership.

     Our Certificate of Incorporation, authorizes the issuance of 30,000,000 shares of common stock. In the event that the maximum number of shares offered in this offering are sold, approximately 85% of our authorized shares will remain unissued. Our Board of Directors has the power to issue any additional shares without stockholder approval for whatever consideration it deems proper. Our management presently anticipates that it may choose to issue a substantial amount in connection with the acquisition of a target business.

Our operations may be subject to risks of leverage if we borrow funds.

     There are currently no limitations relating to our ability to borrow funds, to increase the amount of capital available to us to effect a business combination or merger or otherwise finance the operations of any acquired business. The amount and nature of any borrowings by us will depend on numerous factors, including our capital requirements, our perceived ability to meet debt services on any borrowings, and then-prevailing conditions in the financial markets as well as general economic conditions.

     To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with the incurring of indebtedness, including:

o if our operating revenues after the acquisition of a target business were to be insufficient to pay debt service, there would be a risk of default and foreclosure on our assets;

o if a loan agreement contains a covenant which is breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if we have made all principal and interest payments when due.

o if the interest rate on a loan fluctuated or the loan was payable on demand, we would bear the risk of variations in the interest rate or demand for payment;

o if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, we might be required to seek additional financing and, to the extent that additional financing is not available on acceptable terms, to liquidate our assets.

We have not paid nor do we intend to pay dividends.

     We have not paid any dividends on our common stock; nor do we intend to declare and pay dividends prior to the consummation of an acquisition. The payment of dividends after any acquisition will be within the discretion of our then Board of Directors.

We arbitrarily determined the offering price of the shares.

     As there is no public trading market for the shares, the initial public offering price of the shares has been arbitrarily determined by us and does not bear any relationship to any established valuation criteria such as assets, book value or prospective earnings.

The shares will be subject to the penny stock rules which may adversely affect your ability to sell your shares following the completion of a business combination.

     Under Rule 15g-9, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

         (1) the sale or purchase is exempt from Rule 15g-9; or

         (2) prior to the transaction the broker or dealer has (a) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9 and (b) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

     The Securities and Exchange Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from that definition by Rule 3a51-1. Those exemptions include, but are not limited to (a) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if that issuer has been in continuous operations for at least three years; (ii) net tangible assets of at least $5,000,000, if that issuer has been in continuous operation for less than three years; or (iii) average revenue of at least $6,000,000 for the preceding three years; (b) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; (c) and a security that is authorized or approved for authorization upon notice of issuance for quotation on the National Association of Securities Dealers Automated Quotation System.

     It is likely that our common stock will be subject to the regulations on penny stocks; consequently, the market liquidity for our common stock may be adversely affected by those regulations. This, in turn, will affect your ability to sell your shares following the completion of an acquisition .

We cannot assure you that a public market will develop once the shares are released from the escrow account.

     Under Rule 419, all shares issued by a blank check company, must be placed in an escrow account. These shares will not be released from escrow until the earlier of the consummation of a merger or acquisition as provided for in Rule 419 or the expiration of 18 months from the date of this Prospectus.

     There is no current trading market for the shares and there can be no assurance that a trading market will develop, or, if such a trading market does develop, that it will be sustained. The shares, to the extent that a market develops for the shares at all, will likely appear in what is customarily known as the "pink sheets" or on the NASD Bulletin Board, which may limit the marketability and liquidity of the shares.

     To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for our common stock. We have no discussions or understandings, with any "market makers" regarding the participation of a market maker in the future trading market, if any, in our common stock. Our management has no intention of seeking a market maker for our common stock at any time prior to completion of an acquisition. Our management expects that discussions in this area will ultimately be initiated by the management in office after completion of the acquisition in control of the entity after a business combination with a target business is reconfirmed by the stockholders.

     In order to prevent resale transactions in violation of state securities laws, shareholders may only engage in resale transactions in the United States, in New York and Florida and such other jurisdictions (there are none now) in which an applicable secondary trading exemption is available or a blue sky application has been filed and accepted.

We may encounter risks associated with operations in foreign countries.

     Our business plan is to seek to acquire or merge with potential target businesses that may in the opinion of our management, warrant our involvement. Our management's discretion is unrestricted, and we may participate in any business whatsoever that may in the opinion of our management meet our business objectives. We may acquire a target business outside the United States. We have not limited the scope of our search to a particular region or country. Accordingly, if we acquire a target business located, or operating in a foreign jurisdiction, our operations may be adversely affected to the extent of the existence of unstable economic, social and/or political conditions in that foreign regions and countries.

                                    DILUTION

     At December 31, 1999, we had a net tangible book value of $30,094. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 4,000,000 shares at the offering price and receipt of $120,000, less estimated offering expenses. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets divided by the total number of shares of common stock outstanding.

Public offering price per share                                          $0.03
Net tangible book value per share of common stock before the offering    $0.03
Pro forma net tangible book value per share of common stock after the    $0.024
offering
Increase to net tangible book value per share                           ($0.006)
attributable to purchase of common stock by new investors
Dilution to new investors                                                $0.006

                                 USE OF PROCEEDS

     This offering is not contingent on a minimum number of shares being sold. That is, no level of sales must be reached before we can complete the offering. The shares will be sold on a first come-first serve basis.

     If all 4,000,000 shares offered are sold, the gross proceeds of this offering will be $120,000 and the net proceeds will be $90,565. If no or a nominal number of shares are sold, the gross proceeds of this offering will be nominal. We expect expenses of the offering to equal approximately $29,435. Such expenses will be paid from our working capital. In addition, under Rule 419, after the offering is complete, 10% of the funds, or $12,000 in the event 4,000,000 shares are sold, will be released from the escrow account to us and if necessary, used to pay any accrued unpaid registration costs and to defray our normal operating expenses. If we do not sell any shares in this offering, the offering will not be closed.

     The balance of the proceeds, when available to us, will be utilized for the payment of expenses incurred by us in investigating and, if a suitable opportunity is found, acquiring or investing in a business, and in complying with the requirements of Rule 419. To the extent that the proceeds available to us are insufficient to cover these expenses, we will seek to have the target business pay the excess. We anticipate that investigation costs with respect to any specific business opportunity will consist primarily of costs for attorneys and accountants. There is no limit on the amount of these costs, and they may be substantial. If a decision is made not to proceed with any given specific business opportunity, such costs would not be recoverable. In this connection, it is contemplated that Sierchio & Albert, P.C., will continue to represent us in connection with an acquisition of a business and the preparation and filing of a post effective amendment to the registration statement as to which this prospectus is part and be paid a fee, comparable to that payable to an arms length third party providing similar services.

     We are presently using the business office of our president, rent free, until the offering is completed and a business combination is effected. However, it may be necessary to incur some administrative costs for clerical assistance, office supplies and related items, preparation and filings of periodic reports with the Securities and Exchange Commission, the amount of which is not expected to be more than $5,000 over the next 18 months. It is expected that these costs would be paid from existing working capital. Accordingly, although we will receive 10% of the proceeds of the offering deposited in the escrow account, we anticipate maintaining these funds in a working capital reserve for payment of unexpected operating expenses.

     Except as described in this Prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of the date of this prospectus and as adjusted to reflect the sale of all of the shares. It is possible that we may sell less than the maximum number of shares since the offering is being conducted on a best-efforts basis. For illustrative purposes we have shown adjustment to capitalization based on the sale of 1,000,000 shares and the maximum of 4,000,000 shares. See "Description of Securities" and "Financial Statements" on pages 22 and 31.


                                              Authorized            Outstanding                       As Adjusted
                                              ----------            -----------                       -----------
                                                                                              1,000,000          4,000,000
                                                                                             shares sold        shares sold
                                                                                             -----------        -----------
Common Stock,                                 30,000,000             1,010,000                 2,010,000           5,010,000
$.001 par value

                                                                                                      As Adjusted
                                                                                                      ------------
                                                As of                                         1,000,000          4,000,000
                                           December 31,1999                                  shares sold        shares sold
                                           ----------------                                  -----------        -----------
Stockholder's Equity Common Stock              $ 1,010                                         $ 2,010             $ 5,010
Additional Paid In Capital                     $28,990                                         $28,555            $115,555
Income Accumulated During the                       94                                              94                  94
Development Stage
Total Stockholders' Equity                     $30,094                                         $30,659            $120,659

                                PROPOSED BUSINESS

History and Organization

     We were organized in 1999. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed for the purpose of acquiring or merging with a target business. We have not engaged in any preliminary efforts intended to identify a possible business combination and have neither conducted negotiations nor entered into a letter of intent concerning any acquisition candidates.

Operations

     We are, what is referred to in Rule 419 as, a "blank check" company. Our principal business objective will be to seek long-term growth potential in the acquisition of a target business. We will not restrict our search to any specific target business, industry or geographical location.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing a business combination will be paid with money in our treasury and to the extent available to us, proceeds of the offering. Although substantially all of the funds of this offering are intended to be utilized generally to complete a business acquisition or merger, these proceeds are not otherwise being designated for any specific purposes.

     Under Rule 419, you will have an opportunity through the reconfirmation process to evaluate the specific merits or risks of the proposed acquisition or merger transaction.

     We may seek to acquire a target business which:

*    Has only recently commenced operations

* Is a developing company in need of additional funds for expansion into new products or markets

*    Is seeking to develop a new product or service

* Is an established business which may be experiencing financial or operating difficulties and is in need of additional capital

     A target business may be a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse aspects of undertaking a public offering itself, such as:

*    Time delays

*    Significant expense

*    Loss of voting control

     However, if the target business that is acquired requires additional financing, we may seek to obtain that financing either as a condition to the acquisition or thereafter, by the offer and sale of additional securities.

     We will not acquire a target business candidate unless the fair value of the target business represents at least 80% of the maximum offering proceeds of this offering ($96,000 if the maximum number of shares offered is sold). To determine the fair market value of a target business, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on a potential target business's assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. as to the satisfaction of that criteria.

     Based upon the probable desire on the part of the owners of target business to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, in all likelihood, we will combine with just one target business.

     Upon completion of the acquisition of a target business, there will be, in all likelihood, a change in control which may result in the resignation of our present officer and director.

     Any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect an acquisition or merger transaction with an entity in an industry characterized by a high level of risk. Although our management will endeavor to evaluate the risks inherent in a particular industry or acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

     We anticipate that the selection and ultimate acquisition of a target business will be complex and risky. Our management believes that there are numerous companies seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

*   General economic conditions

*   Rapid technological advances being made in some industries

*   Shortages of available capital

    The perceived benefit of a publicly traded corporation may include:

* Facilitating or improving the terms on which additional equity financing may be sought

*   Providing liquidity for the principals of a business

* Creating a means for providing incentive stock options or similar benefit to key employees

* Providing liquidity, subject to restrictions of applicable statutes, for all shareholders

     Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex.

The Offering

     Rule 419 requires that promptly upon receipt, offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains the terms and provisions specified by Rule 419. Accordingly, we have entered into an escrow agreement with Firstrust Savings Bank.

     Under Rule 419, the funds will be released to us and the shares will be released to you only after we have met the following three basic conditions:

* First, we must execute an agreement for an acquisition meeting the prescribed criteria. The agreement must provide for the acquisition of a business assets for which fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of our offering, the fair value of the business or assets to be acquired must be at least $96,000 (80% of $120,000) assuming all 4,000,000 shares that we are offering are sold.

* Second, we must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements, the results of our offering and the intended use of the funds disbursed from the escrow account.

* Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that the prospectus contained in the post-effective amendment be sent to you within 5 days after its effective date.

* You will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that you elect to remain an investor.

* If we do not receive written notification from you within 45 days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on your behalf will be returned to you within 5 business days by first class mail or other equally prompt means.

* The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds elect to reconfirm their investment.

* If an acquisition has not occurred by _____________ (18 months form the date of this Prospectus), the funds held in the escrow shall be returned to you on a proportionate basis within 5 business days by first class mail or other equally prompt means.

     After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is completed, the escrow agent can release the funds and securities.

     Rule 419 also requires that:

* The funds deposited into the escrow account and any interest on these funds, if any, are to be held for the sole benefit of investors and can only be invested in bank deposit, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

* All shares sold in the offering and any other shares issued in connection with the shares, such as through a stock split, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the shares. The shares held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the shares held in your name. The shares held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

* Warrants, convertible securities or other derivative securities relating to securities held in the Rule 419 escrow account may be exercised or converted in accordance with their terms; provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid for the exercise or conversion are to be promptly deposited into the Rule 419 escrow account.

*    10% of the proceeds deposited in the escrow account must be released to us.

Evaluation of Business Acquisitions

     The analysis of a target business will be undertaken by or under the supervision of our officer and director, who is not a professional business analyst. Our management intends to concentrate on identifying preliminary prospective business combinations which may be brought to our attention through present associations.

     Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Target Business Acquisitions

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The structure manner of the acquisition will depend on:


*    The nature of the target business
*    The respective needs and desires of us and other parties
*    The management of the acquisition candidate
* Our relative negotiating strength and that of the target business management


     You should note that any merger or acquisition completed by us can be expected to dilute the percentage of shares held by our then-shareholders, including purchasers in this offering, upon completion of the acquisition of a target company. While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and therefore structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders, including you, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of our shareholders. Our management may choose to comply with these provisions. In addition, all of our directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers.

     Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by a target business as a condition to a merger or acquisition.

     We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register those securities either at the time the transaction is closed under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock, may have a depressive effect on that market.

     If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target company.

Employees

     We presently have no employees. We have one officer and director. Mr. Herbert Maxwell is engaged in other business activities, and the amount of time he will devote to our business will only be between 5 and 20 hours per month which amount of time we believe will be sufficient for us to carry on our business plans. Please refer to the section of this Prospectus entitled "Management" for a more complete description of Mr. Maxwell's experience and background.

Facilities

     We are presently using as our office the office of our president, Herbert Maxwell, located at 1501 Broadway, Suite 1807, New York, New York 10036, at no cost. This arrangement is expected to continue after completion of this offering only until a business combination is complete, although there is currently no agreement regarding this issue between us and Mr. Maxwell. We at present own no equipment, and do not intend to own any upon completion of this offering.

                                PLAN OF OPERATION

     We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. Our expenses to date including the costs of the offering, are estimated at $25,000. These expenses have been or will be funded from our existing working capital.

     We do not anticipate incurring more than approximately $5,000 of additional operating expenses over the next 18 months. These expenses will be paid from working capital which upon completion of the offering we estimate will be approximately $17,000 if all of the shares we are offering are sold. Although we will receive 10% of the proceeds deposited in the escrow account for the purpose of defraying expenses, these funds are not anticipated to be required to cover currently projected expenses of approximately $2,500 per annum. As such, we anticipate that our current working capital will cover these projected expenses even if only a minimal number of shares are sold in the offering. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for that financing and currently have no plans to do so. We will not use the proceeds of the offering as collateral or security for any loan or debt incurred. If we do require additional financing, this financing may not be available to us, or if available, may not be on terms acceptable to us. The portion of the proceeds of the offering, if and when available, will be used to offset the expenses we have incurred in locating, negotiating and completing an acquisition including the cost of complying with Rule 419. To the extent that amount is insufficient, we will seek to have the target business pay any excess.

     We expect no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000. We have not incurred any Year 2000 problems to date.

                           RELATED PARTY TRANSACTIONS

     A conflict of interest may arise as a result of management's personal financial interest and management's fiduciary duty to you. Management's interest in its own financial benefit may at some point cause it to compromise its fiduciary duty to you. Any remedy available under the laws of Delaware, in the event that management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming to pursue.

     You should note that our present management and shareholders (as well as their respective affiliates) can purchase up to 2,000,000 shares (the amount, however, cannot exceed 50% of the total number of shares sold) in this offering. Thus, they may own 60% of all the common stock issued after the offering is completed if all 4,000,000 shares that we are offering are sold. They would therefore have continuing control.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue thirty million (30,000,000) shares of common stock, $.001 par value per share, of which 1,010,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of those shares at meetings of the stockholders.

     The holders of common stock (i) have equal rights to dividends from funds legally available for the payment of dividends, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

     We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.

Transfer Agent and Registrar

     StockTrans, Inc. is the transfer agent and registrar for our common stock.

                                   MANAGEMENT

     The following table and subsequent discussion sets forth information about our director and executive officer, who will serve in the same capacity with us upon completion of the offering, but will resign upon completion of an acquisition. Mr. Maxwell was approved director and was elected to his position as executive officer in April, 1999.

     Mr. Maxwell is not acting on behalf of nor will act at the direction of any other person other than our stockholders.

Name                        Age             Title

Herbert Maxwell             76              President and Director

     Mr. Maxwell has been an independent businessman for the past five years and has been a consultant for troubled companies and a principal in investment groups for the past two decades. Mr. Maxwell has also served as a director and officer (and was a principal stockholder) of four publicly held companies which consummated acquisitions similar to the type described in this Prospectus. These include:

     (1) Zachary Ventures, Inc. was organized in December, 1993. It conducted an offering under Rule 419 for the purpose of completing a business combination. That offering was concluded in March 1994. Zachary sold 600,000 shares at $0.10 per share or an aggregate of $60,000. Zachary Ventures did not complete a business acquisition under Rule 419 and in June, 1996 returned the proceeds held in escrow to the investors as required by that rule. Zachary Ventures has been dissolved and is no longer in business.

     (2) Lloyd Ventures, Inc. was organized in February, 1995. On November 12, 1996, Lloyd Ventures commenced an offering under Rule 419 for the purpose of completing a business combination. By the conclusion of that offering, Lloyd Ventures had sold 982,000 shares at $0.10 per share or an aggregate of $98,200. Lloyd Ventures did not complete a business combination under Rule 419 and on or about May, 1998 returned the proceeds held in escrow to the investors as required by that rule.

     (3) C.S. Primo Corp. was organized in 1986 initially through a stock distribution as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell became a principal stockholder and a director of C.S. Primo Corp. on or about June 3, 1988. On or about March 4, 1991, C.S. Primo Corp. acquired approximately 98% of the issued and outstanding common stock of Dynasty World Express, Inc. in exchange for approximately 90% of C.S. Primo Corp.'s common stock; since then, C.S. Primo Corp. has changed its name to Phoenix Information Systems Corp. and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director from June, 1988 to March, 1991.

     (4) Lewis Resources, Inc. was organized in 1987, initially through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell was one of the initial stockholders and directors of Lewis Resources. On September 28, 1993, Lewis Resources acquired from Lema Investments Ltd. all of the outstanding shares of Gallium Arsendie Industries Ltd., a development stage Israeli company. Since then, Lewis Resources has changed its name to Israel Semiconductor Corporation and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director from its formation through September, 1993.

     (5) Lewison Enterprises Inc. was organized in 1988 initially, through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell was one of the initial stockholders and directors of Lewison Enterprises. In July, 1993 Lewison Enterprises Inc. issued 8,000,000 shares of common stock to the stockholders of Omega Development Corp. in exchange for all of the issued and outstanding shares of common stock of Omega Development Corp. Since then, Lewison Enterprises has changed its name to Omega Development, Inc. To date, no trading market has developed for shares of its common stock. Mr. Maxwell has been a director since its formation.

     (6) On November 19, 1999 Mr. Maxwell became the sole director and President of San Fabian Resources, Inc. San Fabian Resources has not conducted a public offering of securities. It has filed a registration statement on Form 10SB and is currently seeking a target business.

     Except for Omega Development, Inc., San Fabian Resources, Inc. and Lloyd Ventures, Inc. Mr. Maxwell is not longer a principal stockholder, director of officer of any of the corporations mentioned above. Except as set forth above, Mr. Maxwell does not presently serve as a director of any public company. He is an active investor and writes a newsletter on the New York Theater.

     Our directors hold office until the next annual meeting of shareholders and the election of their successors. Directors receive no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

Executive Compensation

     No compensation was awarded to, earned by, or paid to our sole director and officer for services rendered to us in all capacities during the period commencing April 21, 1999 and ending December 31, 1999.

     Except for the repayment of the out of pocket expenses incurred on our behalf by Mr. Maxwell, Mr. Maxwell will not receive any compensation for services rendered by him on our behalf.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information about our current shareholders. The persons named below have sole voting and investment power with respect to the shares.

     The numbers in the following table reflect shares of common stock held as of the date of this prospectus. As the offering is being conducted on a best-efforts basis, it is possible that we may sell less than the maximum number of shares offered. Thus, for illustrative purposes, the percentages of ownership after the offering have been based on the sale of 1,000,000 shares and the maximum of 4,000,000 shares. That is, the numbers assume respectively, 2,010,000 and 5,010,000 shares of common stock outstanding following the offering.

==========================================================================================================================
                                                                                          Approximate Percentage
                                                                                               to be Owned
          Name and address of      Shares of Common          Approximate                    After Offering
          Beneficial               Stock Beneficially        Percentage      ----------------------------------------------
           Owner                        Owned                  Owned          1,000,000 shares sold    4,000,000 shares sold
--------------------------------------------------------------------------------------------------------------------------
Dobbins & Dolenhoff, Ltd.(1)            291,667                  29%                 14.5%                 6%
Loward Cove E5
Frigate Bay, St. Kitts, West Indies
--------------------------------------------------------------------------------------------------------------------------
Wesley Capital Ltd.(2)                  291,666                  29%                 14.5%                 6%
P.O. Box 679 Hunkins Plaza,
Main Street
Charleston, Nevis
--------------------------------------------------------------------------------------------------------------------------
Aaronson & Aaronson, Inc.(3)            291,666                  29%                 14.5%                 6%
P.O. Box 679 Hunkins Plaza
Main Street
Charlestown, Nevis
--------------------------------------------------------------------------------------------------------------------------
Joseph Sierchio(4)                       62,500                   6%                  3.1%                 1%
150 East 58th Street
25th Floor,
New York, NY 10155
--------------------------------------------------------------------------------------------------------------------------
Stephen A. Albert(5)                     62,500                   6%                  3.1%                 1%
150 East 58th Street
25th Floor,
New York, NY 10155
--------------------------------------------------------------------------------------------------------------------------
Herbert Maxwell                          10,000                   1%                  .5%                 0.2%
1501 Broadway, Suite 1807
New York, NY 10036
--------------------------------------------------------------------------------------------------------------------------
Officers and Directors as a              10,000                   1%                  .5%                 0.2%
Group (1 person)
==========================================================================================================================

----------
(1) Mr. Rand Coulsonn is President and Director of Dobbins & Dolenhoff, Ltd., an investment company.

(2) Mrs. Gillian Hobson is President and Director of Wesley Capital Ltd., an investment company.

(3) Mr. Joshua D. Goldman is President and Director of Aaronson & Aaronson, Inc., an investment company.

(4)  Mr. Sierchio is a principal of the law firm of Sierchio & Albert, P.C.

(5)  Mr. Albert is a principal of the law firm of Sierchio & Albert, P.C.

                           MARKET FOR OUR COMMON STOCK

     There has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the shares are held in the escrow account. The shares purchased by you will remain in escrow until our closing of a business combination under the requirements of Rule 419 or the voluntary termination of the escrow account by us.

     There are currently six holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act.

     There can be no assurance that a trading market will develop upon the closing of a business acquisition and the subsequent release of the shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

     Present management does not anticipate that any negotiations, discussions or understandings with any market makers shall take place prior to the execution of an acquisition agreement. Present management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. This party or parties may employ consultants or advisors to obtain a market maker, but our present management has no intention of doing so at the present time.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 1,010,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.

                             REPORTS TO SHAREHOLDERS

     We intend to furnish our shareholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on October 31st.

                              PLAN OF DISTRIBUTION

     We offer the right to subscribe for up to 4,000,000 shares at $0.03 per share. The minimum number of shares you can purchase is 1000. We propose to offer the shares directly on a best efforts, no minimum basis. Therefore, no level of sales must be reached before the offering can be completed. No compensation is to be paid to any person for the offer and sale of the shares. Purchases of shares by officers, directors and current shareholders may not exceed 50% of the total number of shares sold.

     Our president may distribute prospectuses related to this offering. We estimate that approximately 100 Prospectuses will be distributed by him. He intends to distribute Prospectuses to acquaintances, friends and business associates.

     Although our President is an associated person as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

* He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

* He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

* He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

*    He will restrict his participation to the following activities:


     * Preparing any written communication or delivering that communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

     * Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided however, that the content of those responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; and

     * Performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Arbitrary Determination of Offering Price.

     The initial offering price of $0.03 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

*    The lack of operating history

*    The proceeds to be raised by the offering

* The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders

*    The current market conditions in the over-the-counter market

Method of Subscribing

     You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.03 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Firstrust Savings Bank as Escrow Agent."

Expiration Date

     This offering will expire 180 days from the date of this prospectus, unless either (i) extended by us, for an additional 30 days or (ii) concluded by us on an earlier date as we may deem appropriate.

                             ADDITIONAL INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities and Exchange Act. We have filed with the Securities and Exchange Commission a registration statement on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.Securities and Exchange Commission.gov.

     You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                                LEGAL PROCEEDINGS

     We not a party to or aware of any pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

     The validity of the shares offered under this prospectus is being passed upon for us by Sierchio & Albert, P.C.

                            INTEREST OF NAMED COUNSEL

     Each of Messrs. Joseph Sierchio and Stephen Albert, the principals of Sierchio & Albert, P.C., own an aggregate of 62,500 shares of common stock or approximately 6% of the issued and outstanding shares of common stock.

                              FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period ending October 31, 1999.

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                          Index To Financial Statements



                                                                                 Page
                                                                                 ----
Report of Independent Public Accountants ......................................   33

Financial Statements:

     Balance Sheet-December 31, 1999 ..........................................   34

     Statement of Income for the period April 21, 1999 (date of
         Inception) Through December 31, 1999 .................................   35

     Statement of Changes in Shareholders' Equity for the period April 21, 1999
         (date of Inception) Through December 31, 1999 ........................   36

     Statement of Cash Flows for the period April 21, 1999 (date of Inception)
         Through December 31, 1999 ............................................   37

Notes to Financial Statements .................................................   38 to 40

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To New Tech Ventures, Inc.:

We have audited the accompanying balance sheet of New Tech Ventures, Inc. (a Delaware corporation in the development stage) as of December 31, 1999, and the related statements of income, changes in shareholders' equity and cash flows for the period from April 21, 1999 (date of Inception) to December 31,1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Tech Ventures, Inc. as of December 31,1999, and the results of its operations and its cash flows for the period from April 21,1999 (date of Inception) to December 31,1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage enterprise with no significant operating results to date. The factors discussed in Note 1 to the financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    Prinzi & Company
Staten Island, New York
April 5, 2000

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                                  Balance Sheet
                                December 31, 1999

                                     Assets

     Cash ...........................................................    $ 8,647
     Deferred registration costs ....................................     29,435
                                                                         -------

         Total Assets ...............................................    $38,082
                                                                         =======

                      Liabilities And Shareholders' Equity

     Accrued registration costs .....................................    $ 7,988
                                                                         -------

         Total Liabilities ..........................................      7,988
                                                                         -------


Shareholders' Equity:
     Common stock, $.001 par value, 30,000,000 shares authorized,
         1,010,000 shares issued and outstanding ....................      1,010
Additional paid-in-capital ..........................................     28,990
Retained Earnings ...................................................         94
                                                                         -------

         Total Shareholders' Equity .................................     30,094
                                                                         -------

         Total Liabilities and Shareholders' Equity .................    $38,082
                                                                         =======


                 See Accompanying Notes to Financial Statements

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                               Statement of Income

                          For the period April 21, 1999
                  (Date of Inception) Through December 31, 1999


Revenues .......................................................      $       94

Total Expenses .................................................               0
                                                                      ----------

Net Income (Loss) ..............................................      $       94
                                                                      ==========

Net Loss per Common Share ......................................      $    .0001
                                                                      ==========

Weighted Average Number of Common Shares Outstanding ...........       1,010,000
                                                                      ==========



                 See Accompanying Notes to Financial Statements

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                  Statement of Changes in Shareholders' Equity

                          For the period April 21, 1999
                  (Date of Inception) Through December 31, 1999


                                                             Common Stock
                                                       -------------------------         Additional      Net Income
                                                                                          Paid in        During the
                                                         Shares         Par Value         Capital     Development Stage     Total
                                                       -----------------------------------------------------------------------------
Issuance of stock to original
founders for cash .............................        1,010,000        $   1,010        $  28,990             --          $  30,000

Net Income For the period
April 21, 1999 (Date of
Inception) Through
December 31, 1999 .............................             --               --               --          $      94               94
                                                       -----------------------------------------------------------------------------

Balance, December 31, 1999                             1,010,000        $   1,010        $  28,990        $      94        $  30,094
                                                       =============================================================================


                 See Accompanying Notes to Financial Statements

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows

                          For the period April 21, 1999
                  (Date of Inception) Through December 31, 1999




Cash Flows From Operating Activities:
     Net Income ................................................       $     94
     Net increase in Accrued Registration Costs ................          7,988
     Net increase in Deferred Registration Costs ...............        (29,435)
                                                                       --------
         Net Cash Used in Operating Activities .................        (21,353)
                                                                       --------

Cash Flow From Financing Activities:
     Proceeds from issuance of common stock ....................         30,000
                                                                       --------
         Net Cash Provided By Financing Activities .............         30,000
                                                                       --------

Net Increase in Cash: ..........................................          8,647

Cash, April 21, 1999 (Date of Inception) .......................           --
                                                                       --------

Cash, December 31, 1999 ........................................       $  8,647
                                                                       ========


                 See Accompanying Notes to Financial Statements

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND OPERATIONS

New Tech Ventures, Inc. ("the Company") was incorporated in the state of Delaware on April 21, 1999, for the purpose of raising capital, which is to be used to effect a business combination. The Company is currently in the development stage. All activity of the Company to date relates to its formation and proposed fund raising. Management has elected a December 31 year end for the Company. An audit was performed at December 31, 1999 to satisfy the financial requirements of a form SB-2 registration statement under the securities act of 1933.

The Company's ability to commence operations is contingent upon obtaining financing through a public offering of the Company's common stock.

The Company is planning to register its securities with the Securities and Exchange Commission and offer certain securities in a "blank check" offering subject to Rule 419 of the Securities Act of 1933, as amended ("Rule 419"). The offering allows for the Company to sell a maximum of 4,000,000 shares of common stock, $.001 par value, at $.03 per share, on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale shares. Accordingly, the offering proceeds and the securities purchased by investors, less 10% of the deposited funds which will be delivered to the Company as permitted by Rule 419, will be held in escrow subject to the satisfaction of the provisions of Rule 419.

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single business combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash & Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with original maturity of three months or less. For the period April 21, 1999 (Date of Inception) through December 31, 1999 the Company maintained its cash balances in a non-interest bearing account.

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

Utilization of Estimates

The Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.

NOTE 3. CAPITAL STOCK

The Company's Certificate of Incorporation authorizes the issuance of 30,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of the authorized but unissued common stock without stockholder approval. The Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's stockholders participating in the proposed offering under Rule 419 will occur.

NOTE 4. RELATED PARTY TRANSACTIONS

At December 31,1999, various members of the Company's legal counsel owned 125,000 shares of the Company's Common Stock.

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 5. CONFLICTS OF INTEREST

The proposed business of the Company raises potential conflicts of interests between the Company and its officers and directors. The Company has been formed for the purpose of locating a suitable business opportunity in which to participate. The officers and directors of the Company (Collectively the "Management"), who will not devote full time to the Company, are engaged in various other business activities. From time to time, in the course of such activities they may become aware of investment and business opportunities and may be faced with the issue of whether to bring such opportunities to the attention of the Company for its participation.

Accordingly, Management may have a conflict in the event that another "blank check" or "blind pool" associated with Management is actively seeking the acquisition of properties and business that are identical or similar to those that the Company may seek.

NOTE 6. DEFERRED REGISTRATION COSTS

Deferred registrations costs consists of the following:


Legal Expenses                                       $20,000
Miscellaneous Incorporation Expenses                   3.000
Accounting Expenses                                    5,000
SEC Registration and Filing Fees                       1,435
                                                     -------
     Total                                           $29,435
                                                     =======

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Indemnification of Directors and  Officers

     Section 145 of The Delaware General Corporation Law, as amended, provides for the indemnification of the company's officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested director so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including (any constituent of a constituent) absorbed in a consolidation or merger which, if separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involve services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

The Securities and Exchange Commission's Policy on Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution

     The estimated expenses in connection with this offering are as follows:

         Item                                         Amount
         ----                                         ------
Securities and Exchange Commission
 Registration Fee                                  $    35.00
Cost of Electronic Filings                           1,400.00
Cost of Printing and Engraving                         500.00
Escrow Fees                                            500.00
Legal Fees                                          20,000.00
Accountants' Services and Expenses                   5,000.00
"Blue Sky" Fees and Expenses                           500.00
Miscellaneous Expenses                               1,500.00
TOTAL                                              $29,435.00

Item 26.  Recent Sales of Unregistered Securities

     During the past three years, the registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933.

     In April 1999 the company raised $30,010 in capital through the sale of 1,000,000 shares of common stock at a price of $.03 per share and the sale of 10,000 shares of common stock at a price of $.001 per share as follows:

====================================================================================================================
                                                                                          Approximate Percentage
                                                                                               to be Owned
                                                                                              After Offering
        Name and address of           Shares of Common Stock       Approximate  ------------------------------------
             Beneficial                    Beneficially             Percentage     1,000,000           4,000,000
               Owner                          Owned                   Owned       shares sold         shares sold
--------------------------------------------------------------------------------------------------------------------
Dobbins & Dolenhoff, Ltd.                     291,667                  29%           14.5%                  6%
Loward Cove E5
Frigate Bay, St. Kitts
--------------------------------------------------------------------------------------------------------------------
Wesley Capital Ltd.                           291,666                  29%           14.5%                  6%
P.O. Box 679, Hunkins Plaza
Main Street
Charleston, Nevis
--------------------------------------------------------------------------------------------------------------------
Aaronson & Aaronson, Inc.                     291,666                  29%            14.5%                 6%
P.O. Box 679, Hunkins Plaza
Main Street
Charlestown, Nevis
--------------------------------------------------------------------------------------------------------------------
Joseph Sierchio                               62,500                   6%             3.1%                  1%
150 East 58th Street
25th Floor,
New York, NY 10155
--------------------------------------------------------------------------------------------------------------------
Stephen A. Albert                             62,500                   6%             3.1%                  1%
150 East 58th Street
25th Floor,
New York, NY 10155
--------------------------------------------------------------------------------------------------------------------
Herbert Maxwell                               10,000                   1%              .5%                 .2%
1501 Broadway, Suite 1807
New York, NY 10036
====================================================================================================================

     Except for the securities being registered hereunder, such shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act, subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

     The registrant believes that each of the above-referenced transactions was exempt from registration under the Securities Act, pursuant to Regulation S as promulgated under the Securities Act Rule 701 of the Securities Act and by
Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder as a transaction by an issuer not involving any public offering.

     Each of Stephen Albert, Herbert Maxwell and Joseph Sierchio, who were the purchasers in the transactions made in reliance on Section 4(2) of the Securities Act, is a sophisticated investor. Stephen Albert and Joseph Sierchio are principals of Sierchio & Albert, P.C., the Company's counsel. Mr. Maxwell is the president of the Company. As such, Messrs. Albert, Maxwell and Sierchio had substantial knowledge of and access to all corporate information prior to purchasing their shares in reliance on Section 4(2) of the Securities Act. The factors relied upon to make such exemption available included the small number of offerees, shares sold, and size of the offering as well as the manner of the offering.

Item 27.          Exhibits

3(i)           Certificate of Incorporation*

3(ii)          By-Laws*

4(i)(1)        Form of Escrow Agreement*

4(i)(2)        Form of Subscription Agreement*

5(i)           Opinion of Sierchio & Albert, P.C.*

23(i)(1)       Consent of Sierchio & Albert, P.C. (included in Exhibit 5(i))*

23(i)(2)       Consent of Prinzi & Company

24             Power of Attorney**


*    Previously filed.

**   Included on the Signature Page to the Registration Statement on Form SB-2



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


Item 28.   Undertakings

     (1) To file, during any period in which offers and sales of the securities offered hereby are made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; and

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing thereof.

     (5) In the event any material changes or transactions not mentioned herein arise, the company has undertaken the responsibility to amend the prospectus and the registration statement, of which the prospectus is a part, through the filing of post-effective amendments, indicating the existence of any such material changes or transactions which are not reflected or contained herein, if such changes occurs within 90 days of the effective date.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of New York on the 1st day of May, 2000.


                                         NEW TECH VENTURES, INC.
                                         (registrant)


                                         By: /s/ Herbert Maxwell
                                             -----------------------------------
                                         Herbert Maxwell, President and Director

                             NEW TECH VENTURES, INC.
                  AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  ON FORM SB-2

                          ----------------------------

                                INDEX TO EXHIBITS


Document

3(i)           Certificate of Incorporation*

3(ii)          By-Laws*

4(i)(1)        Form of Escrow Agreement*

4(i)(2)        Form of Subscription Agreement*

5(i)           Opinion of Sierchio & Albert, P.C.*

23(i)(1)       Consent of Sierchio & Albert, P.C. (included in Exhibit 5(i))*

23(i)(2)       Consent of Prinzi & Company

24             Power of Attorney**

----------
*    Previously filed.

**   Included on the signature page.


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